Exhibit 99.1
Press Release
For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS	May 21, 2009
(979) 849-6550

FOR IMMEDIATE RELEASE

CARY T. FU APPOINTED BENCHMARK ELECTRONICS
CHAIRMAN OF THE BOARD

ANGLETON, TX, May 21, 2009 – Benchmark Electronics, Inc., (NYSE: BHE) announced today the appointment of Cary T. Fu, the Company’s Chief Executive Officer, as Chairman of the Board, effective May 20, 2009. Mr. Fu, a co-founder of the Company, succeeds outgoing Chairman Donald E. Nigbor who has retired.

Mr. Fu will serve as Chairman and Chief Executive Officer. He has been a director since 1990 and Chief Executive Officer since September 2004. Mr. Fu holds an M.S. degree in accounting from the University of Houston and is a Certified Public Accountant.

Benchmark Electronics, Inc. provides electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 20 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.
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